EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements on Form S-8 (File No. 333-134672 and 333-152961) of People's Liberation, Inc. of our report dated October 20, 2008, relating to our audits of the financial statements of J. Lindeberg USA Corp. as of and for the years ended June 30, 2008 and 2007, which appear in this Current Report on Form 8-K/A of People's Liberation, Inc.




/s/ Grobstein, Horwath & Company LLP
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Grobstein, Horwath & Company LLP

Sherman Oaks, California
October 21, 2008